Exhibit 99.1

N e w s R e l e a s e QUICKSILVER RESOURCES INC. 777 West Rosedale Street Fort Worth, TX 76104 www.qrinc.com

Quicksilver Resources Reports First-Quarter 2010 Results;
Reduces 2010 Capital Program

FORT WORTH, TEXAS (May 10, 2010) – Quicksilver Resources Inc. (NYSE: KWK) today reported net income of $8.2 million ($.05 per diluted share) in the 2010 first quarter as compared to a net loss of $569.0 million (a loss of $3.37 per diluted share) in the prior-year period.   First-quarter 2010 adjusted net income, a non-GAAP measure, was $33.8 million ($.20 per diluted share) up 27% from the 2009 period adjusted net income of $26.6 million ($.16 per diluted share).  Details of adjusted net income are included on page 9 of this news release.

Quicksilver also announced that it has reduced its expected 2010 capital program to reflect reduced planned drilling and completion activities in the Fort Worth Basin.  As a result, the company now expects its 2010 capital program to total approximately $510 million and its production to average in the range of 360-370 million cubic feet of natural gas equivalents (MMcfe) per day in 2010, an increase of approximately 11%-14% from the 2009 average daily volumes.

“Quicksilver has made the decision to reduce development drilling and bring less production on line in the current environment,” said Glenn Darden, Quicksilver president and chief executive officer.  “We have shifted approximately $30 million of capital to add to our acreage positions in both the Fort Worth and the Horn River basins and will save drilling locations for the future.”

Production, Revenue and Costs

For the first quarter of 2010, average production was approximately 318 MMcfe per day compared to approximately 332 MMcfe per day for the same period in 2009.  The 2009 period included approximately 17 MMcfe per day of production from the Alliance area that was divested to Eni (NYSE: E) in June 2009.  Total production for the first quarter of 2010 was approximately 28.7 billion cubic feet of natural gas equivalents (Bcfe) compared to approximately 29.8 Bcfe for the first quarter of 2009.  The 2010 production volumes were comprised of approximately 77% natural gas, approximately 21% natural gas liquids (NGL) and approximately 2% crude oil and condensate.  Increased activities at the company’s Lake Arlington and Alliance projects in the northern portion of its Fort Worth Basin acreage resulted in increased production of dry gas.

Sales of natural gas, NGLs and crude oil increased approximately 10% to $201.6 million in the first quarter of 2010 as compared to $183.6 million in the 2009 quarter.  The increase was primarily due to increased realized product prices for natural gas, NGLs and crude oil, which resulted in the company’s weighted-average price per thousand cubic feet of natural gas equivalents (Mcfe) in the 2010 first quarter of $7.03, an increase of 14% from the prior year.

Total production expense of $36.0 million for the 2010 first quarter was up 12% from the prior-year quarter, primarily due to higher Canadian costs related to the U.S./Canadian exchange rate and costs associated with operating new wells at the company’s Horn River project.

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Loss from Earnings of BreitBurn

Quicksilver reported a pre-tax loss of $16.0 million attributable to the company’s approximate 40% interest in BreitBurn Energy Partners L.P.’s (NASDAQ: BBEP) fourth-quarter 2009 results, including $22.8 million of interest rate and commodity derivative losses.  During the first quarter of 2010, Quicksilver did not receive any cash distributions associated with its ownership of the BBEP units.  On February 8, 2010, BBEP announced that it had reached agreement with Quicksilver to settle all litigation between Quicksilver and BBEP and in April, Quicksilver received $18 million in settlement of the litigation.  On April 28, BBEP announced a cash distribution of $0.375 per unit for the first quarter of 2010, from which Quicksilver expects to receive a total distribution of approximately $8.0 million in May.

Operational Update

In the Fort Worth Basin, the company drilled 28 (22.4 net) wells and connected 21 (16.9 net) wells to sales during the first quarter of 2010.  The company has recently reduced its drilling activity in the basin and currently has three rigs working, including two rigs dedicated to the Alliance and Lake Arlington projects in the northern, dry gas portion of the basin and one rig in the southern portion of the basin, which has predominantly high-Btu gas.  The company now expects to drill and complete a total of approximately 98 wells in the basin in 2010.  The company also expects to complete approximately 25 additional wells this year from its existing inventory of drilled but uncompleted wells.  Following this activity, the company expects to exit the year with approximately 120 drilled but uncompleted Fort Worth Basin wells in inventory, which provide ongoing opportunities to add production at reduced capital levels.

In Canada, the company participated in drilling five (4.25 net) wells in the Horseshoe Canyon area of Alberta during the first quarter of 2010.  Drilling, completion and pipeline operations are currently suspended for the seasonal break-up period in Canada.  In addition, Quicksilver finished exploratory drilling activities on two additional horizontal wells into the Muskwa formation in the Horn River Basin of northeast British Columbia.  Completion activities on the first of these new wells are expected to begin in late summer, following the current break-up period, and completion of the second well is anticipated at year-end.  In early 2011, the company expects to re-enter an existing well in the Horn River Basin to drill a horizontal test of the Exshaw oil formation, which the company has encountered in each of its four wells drilled to date in the Horn River Basin.

During the first quarter of 2010, the company incurred capital costs of approximately $136 million, including approximately $26 million at the Horn River project and $18 million on additional leasehold in the Fort Worth Basin.

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Second-Quarter 2010 Outlook

Second-quarter 2010 production volumes are expected to average in the range of 350 MMcfe to 360 MMcfe per day.  Average unit expenses, on a Mcfe basis, are expected as follows:

•	Production	$.55	-	$.60
•	Gathering and processing	.15		.20
•	Transportation	.40		.45
•	Production taxes	.25	-	.30
•	General and administrative	.65	-	.70
•	Depletion, depreciation & accretion	1.50	-	1.55

The company has derivatives in place to cover approximately 68% of expected production for the remainder of 2010.  For natural gas, collars with a weighted-average floor price of $7.40 per thousand cubic feet, are expected to cover approximately 65% of expected natural gas production for the remaining three quarters of 2010.  For natural gas liquids (NGLs), the company has fixed-price swaps with a weighted-average price of $33.47 per barrel, which is anticipated to cover approximately 85% of NGL production for the remaining three quarters of 2010.

Conference Call

The company will host a conference call to discuss first-quarter 2010 operating and financial results and its outlook for the future at 11:00 a.m. eastern time today.

Quicksilver invites interested parties to participate in the call via the company’s website at http://www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 44053991, prior to 10:55 a.m. eastern time.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today, and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 and enter the conference ID number 44053991.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measure

This news release and the accompanying schedule include the non-generally accepted accounting principles ("non-GAAP") financial measure of adjusted net income.  The accompanying schedule provides reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coalbed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas and Cut Bank, Montana.

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Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas, natural gas liquids and crude oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, natural gas liquids and crude oil reserves and predicting natural gas, natural gas liquids and crude oil reservoir performance; effects of hedging natural gas, natural gas liquids and crude oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

Investor & Media Contact:
Rick Buterbaugh
(817) 665-4835

KWK 10-06

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
In thousands, except for per share data - Unaudited

	Three Months Ended March 31,
	2010	2009
Revenue
Natural gas, NGL and crude oil	$201,563	$183,554
Sales of purchased natural gas	16,224	-
Other	4,371	2,378
Total revenue	222,158	185,932

Operating expense
Oil and gas production expense	35,989	32,171
Production and ad valorem taxes	8,483	4,366
Costs of purchased natural gas	33,307	-
Other operating expense	1,254	1,527
Depletion, depreciation and accretion	46,757	59,696
General and administrative expense	20,523	17,381
Total expense	146,313	115,141
Impairment related to oil and gas properties	-	(896,483)
Operating income (loss)	75,845	(825,692)
Loss from earnings of BBEP - net	(15,989)	-
Other income (expense) - net	343	761
Interest expense	(44,517)	(40,201)
Income (loss) before income taxes	15,682	(865,132)
Income tax (expense) benefit	(5,082)	297,823
Net income (loss)	10,600	(567,309)
Net income attributable to noncontrolling interests	(2,412)	(1,670)
Net income (loss) attributable to Quicksilver	$8,188	$(568,979)

Earnings (loss) per common share - basic	$0.05	$(3.37)

Earnings (loss) per common share - diluted	$0.05	$(3.37)

Basic weighted average shares outstanding	170,175	168,841

Diluted weighted average shares outstanding	171,040	168,841

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except share data - Unaudited

	March 31, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$601	$1,785
Accounts receivable - net of allowance for doubtful accounts	60,348	65,253
Derivative assets at fair value	172,850	97,957
Other current assets	50,542	54,943
Total current assets	284,341	219,938
Investment in BBEP	96,774	112,763
Property, plant and equipment
Oil and gas properties, full cost method (including unevaluated costs of $392,272 and $458,037, respectively)	2,428,099	2,338,244
Other property and equipment	765,789	747,696
Property, plant and equipment - net	3,193,888	3,085,940
Derivative assets at fair value	54,304	14,427
Deferred income taxes	118,203	133,051
Other assets	44,489	46,763
	$3,791,999	$3,612,882
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$150,532	$157,986
Accrued liabilities	132,247	156,604
Derivative liabilities at fair value	812	395
Deferred income taxes	71,756	51,675
Total current liabilities	355,347	366,660
Long-term debt	2,510,494	2,427,523
Asset retirement obligations	61,822	59,268
Other liabilities	20,692	20,691
Derivative liabilities at fair value	654	-
Deferred income taxes	49,095	41,918
Equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 400,000,000 shares authorized; 175,439,552 and 174,469,836 shares issued, respectively	1,754	1,745
Paid in capital in excess of par value	742,773	730,265
Treasury stock of 5,022,244 and 4,704,448 shares, respectively	(41,129)	(36,363)
Accumulated other comprehensive income	200,633	121,336
Retained deficit	(172,797)	(180,985)
Quicksilver stockholders' equity	731,234	635,998
Noncontrolling interests	62,661	60,824
Total equity	793,895	696,822
	$3,791,999	$3,612,882

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	Three Months Ended March 31,
	2010	2009
Operating activities:
Net income (loss)	$10,600	$(567,309)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and accretion	46,757	59,696
Impairment related to oil and gas properties	-	896,483
Deferred income tax expense (benefit)	5,082	(304,639)
Non-cash interest expense	5,075	4,139
Stock-based compensation	5,680	5,790
Non-cash loss from hedging and derivative activities	1,421	1,128
Loss from BBEP in excess of cash distributions, net of impairment	15,989	11,101
Other	(323)	91
Changes in assets and liabilities:
Accounts receivable	4,905	33,536
Derivative assets at fair value	14,260	54,896
Prepaid expenses and other assets	5,519	1,566
Accounts payable	(15,553)	(21,436)
Accrued and other liabilities	(33,640)	(25,692)
Net cash provided by operating activities	65,772	149,350

Investing activities:
Purchases of property, plant and equipment	(129,331)	(255,984)
Proceeds from sales of property, plant and equipment	718	416
Net cash used for investing activities	(128,613)	(255,568)

Financing activities:
Issuance of debt	295,446	208,374
Repayment of debt	(227,639)	(101,188)
Debt issuance costs paid	(109)	(39)
Gas Purchase Commitment repayments	(7,317)	-
Issuance of KGS common units - net of offering costs	11,050	-
Distributions paid on KGS common units	(4,404)	(2,448)
Proceeds from the exercise of stock options	760	11
Taxes paid by KGS for equity-based compensation vesting	(1,144)	(63)
Purchase of treasury stock from stock-based compensation vesting	(4,766)	(623)
Net cash provided by (used for) financing activities	61,877	104,024

Effect of exchange rate changes in cash	(220)	(224)

Net decrease in cash	(1,184)	(2,418)

Cash and cash equivalents at beginning of period	1,785	2,848

Cash and cash equivalents at end of period	$601	$430

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QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended March 31,
	2010	2009
Average Daily Production:
Natural Gas (Mcfd)	245,545	242,453
NGL (Bbld)	11,291	13,348
Oil (Bbld)	855	1,494
Total (Mcfed)	318,424	331,550

Average Realized Prices:
Natural Gas (per Mcf)	$7.44	$7.04
NGL (per Bbl)	$31.19	$21.13
Oil (per Bbl)	$71.36	$34.42
Total (Mcfe)	$7.03	$6.15

Expense per Mcfe:
Oil and gas production expense:
Cash expense	$1.24	$1.05
Equity compensation	0.02	0.03
Total oil and gas production expense:	$1.26	$1.08

Production and ad valorem taxes	$0.30	$0.15
Depletion, depreciation and accretion	$1.63	$2.00
General and administrative expense:
Cash expense	$0.55	$0.42
Equity compensation	0.17	0.16
Total general and administrative expense	$0.72	$0.58

QUICKSILVER RESOURCES INC.
Production, on a million cubic feet of natural gas equivalent (MMcfe) per day

	Three Months Ended March 31,
	2010	2009	Change

Texas	243.7	263.5	-8%
Other U.S.	4.8	3.1	54%
	248.5	266.6	-7%

Canada	69.9	64.9	8%

Total	318.4	331.5	-4%

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QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
In thousands, except per share data - Unaudited

	Three Months Ended March 31,
	2010	2009

Net income (loss)	$8,188	$(568,979)

Adjustments
Impairment of E&P Properties	-	896,483
Impairment of investment in BBEP	-	102,084
Equity portion of BBEP impairment of E&P properties	-	35,044
Unrealized valuation loss on Gas Purchase Commitment	16,638	-
Equity portion of interest rate derivative loss from BBEP	710	6,125
Equity portion of commodity derivative loss (income) from BBEP	22,118	(140,473)
Total adjustments before income tax expense	39,466	899,263
Income tax expense	(13,813)	(303,670)
Adjustments for items after taxes	25,653	595,593

Adjusted net income	$33,841	$26,614

Adjusted net income per common share - Diluted	$0.20	$0.16

Diluted weighed average common shares outstanding	180,856	178,973

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